Exhibit (a)(1)(B)

Letter of Transmittal
To Tender Ordinary Shares
of
RETALIX LTD.
Pursuant to the Offer to Purchase
Dated October 21, 2009
by
BOAZ DOTAN, ELI GELMAN, NEHEMIA LEMELBAUM, AVINOAM NAOR, MARIO SEGAL
AND M.R.S.G. (1999) LTD.

THE OFFER PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M. (MIDNIGHT), NEW YORK CITY TIME, AND 7:00 A.M., ISRAEL TIME, ON THURSDAY, NOVEMBER 19, 2009, UNLESS THE OFFER IS EXTENDED.

The U.S. Depositary for the Offer is:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

DESCRIPTION OF ORDINARY
SHARES TENDERED
(Please fill in. Attach separate schedule
if needed)

Certificate No(s)	Number of Shares

TOTAL SHARES C

        DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. IF APPLICABLE TO YOU, MAKE SURE YOU COMPLETE (1) THE DECLARATION FORM (“DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES”) INCLUDED HEREIN TO DETERMINE THE APPLICABLE ISRAELI WITHHOLDING TAX, AND/OR (2) SUBSTITUTE FORM W-9 INCLUDED HEREIN OR THE IRS FORM W-8 INCLUDED HEREIN (OR OTHER APPLICABLE FORM W-8), AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX, IN EACH CASE, ON ANY PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER. Failure to deliver the “DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES” will result in withholding tax at source at the rate of 20% (for individuals) and 25% (for corporations) from the gross proceeds payable to a tendering shareholder in the Offer.

        SUBJECT TO APPLICABLE LAW, THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF ORDINARY SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

        Shareholders of Retalix must complete this Letter of Transmittal (i) if certificates evidencing shares are to be forwarded with this letter, or (ii) unless an agent’s message (as defined in Section 3 of the Offer to Purchase and in Instruction 2 below) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by American Stock Transfer & Trust Company, as depositary (the “U.S. Depositary”) at The Depository Trust Company (the “Book-Entry Transfer Facility” or “DTC”). Delivery of documents to DTC or any other party does not constitute delivery to the U.S. Depositary.

        Shareholders whose certificates evidencing shares are not immediately available or who cannot deliver their share certificates and all other documents required hereby to the U.S. Depositary prior to 12:00 a.m., New York time, or 7:00 a.m., Israel time, on the Completion Date (as defined in Section 1 of the Offer to Purchase), or who cannot complete the procedure for delivery by book-entry transfer on a timely basis will not be able to tender their shares pursuant to guaranteed delivery procedure. See Instruction 2.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF ORDINARY SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE U.S. DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

IMPORTANT: This Letter of Transmittal properly completed and duly executed (together with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and certificates or confirmation of book-entry transfer and all other required documents must be received by the U.S. Depositary prior to 12:00 a.m., New York City time, or 7:00 a.m., Israel time, on the Completion Date. Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:

        The undersigned hereby tenders to Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor, Mario Segal, and M.R.S.G. (1999) Ltd. (collectively, the “Purchaser”), the above-described ordinary shares, par value NIS 1.00 per share (the “Shares”) of Retalix Ltd. (“Retalix”), pursuant to the Purchaser’s offer to purchase up to 1,550,000 Shares at $9.10 per Share, to the seller in cash, less any required withholding taxes and share transfer taxes, without interest, upon the terms of, and subject to the conditions to, the Offer to Purchase, dated October 21, 2009 (the “Offer to Purchase”) and this Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged.

        Upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after October 21, 2009 (collectively, “Distributions”)) and irrevocably appoints the U.S. Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (1) deliver certificates evidencing the tendered Shares (and all Distributions), or transfer ownership of the tendered Shares (and all Distributions) on the account books maintained by The Depository Trust Company, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (2) present the tendered Shares (and all Distributions) for transfer on the books of Retalix, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Shares (and all Distributions), all in accordance with the terms of the Offer.

        By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the designees of the Purchaser as the attorney and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned’s rights with respect to the Shares tendered. This proxy and power of attorney is coupled with an interest in the tendered Shares, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the tendered Shares by the Purchaser in accordance with other terms of the Offer. Acceptance for payment will revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to the tendered Shares (and all shares and other securities issued in Distributions in respect of the tendered Shares), and no subsequent proxies, powers of attorney, consents or revocations may be given by the undersigned with respect thereto (and if given will not be deemed effective). The undersigned understands that, in order for Shares or Distributions to be deemed validly tendered, immediately upon the Purchaser’s acceptance of the tendered Shares for payment, the Purchaser must be able to exercise all rights, including voting rights, with respect to the tendered Shares (and any and all Distributions), including, without limitation, voting at any meeting of Retalix’s shareholders then scheduled.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all Distributions, that when the tendered Shares are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title to such Shares and Distributions, free and clear of all liens, restriction, charges and encumbrances, and that none of the tendered Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, will execute and deliver all additional documents deemed by the U.S. Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares and all Distributions. In addition, the undersigned will remit and transfer promptly to the U.S. Depositary for the account of the Purchaser all Distributions in respect of Shares tendered hereby, accompanied by appropriate documentation of transfer, and until receipt of transfer or appropriate assurance of receipt and transfer, the Purchaser will be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the tendered Shares, or deduct from the purchase price, the amount or value of that Distribution as determined by the Purchaser in its sole discretion.

        No authority herein conferred or agreed to be conferred will be affected by, and all such authority will survive, the death or incapacity of the undersigned. All obligations of the undersigned in this Letter of Transmittal will be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable. The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the Instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms of, and conditions to, the Offer. The Purchaser’s acceptance of the tendered Shares for payment will constitute a binding agreement between the undersigned and the Purchaser upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of, or conditions to, any such extension or amendment).

        Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please issue the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing above under “Name(s) and Address of Registered Holder(s).” Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” please mail the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Name(s) and Address of Registered Holder(s)". In the event that the boxes below entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the purchase price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of, and deliver such check and return such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please credit any Shares tendered hereby and delivered by book-entry transfer that are not accepted for payment by crediting the account at The Depository Trust Company. The undersigned recognizes that the Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name of the registered holder(s) if the Purchaser does not accept for payment any Shares tendered hereby.

IF ANY SHARE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST, STOLEN OR DESTROYED, SEE INSTRUCTION 2.

SHAREHOLDERS: SIGN HERE

(Please complete a Substitute Form W-9, the IRS Form W-8 included herein (or other applicable IRS Form W-8), and/or a Declaration Form (Declaration of Status for Israeli Income Tax Purposes), as applicable. See
“IMPORTANT TAX INFORMATION”.)

Signature(s) of Holder(s)

Dated: . . . . . . . . . . . . . ., 2009.

(Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificates or on a security position listing by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s):
Please Print

Capacity (full title):

Address:

Include Zip Code

Daytime Area Code and Telephone No:

Taxpayer Identification or Social Security No.:
(See Substitute Form W-9 below)

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.
Financial Institutions: Place Medallion Guarantee in Space Below

FOR USE BY U.S. DEPOSITARY/ PURCHASER ONLY.
By power-of-attorney from Purchaser, the U.S. Depositary
hereby sets its corporate seal to indicate acceptance of the tendered
Shares by the Purchaser: ___________________

If you wish that the check for the purchase price of the Shares and the certificate evidencing Shares not tendered or not purchased be issued in the name of someone other than the record holder(s) of the Shares, please complete the “Special Payment Instructions” below. If the check for the purchase price of the tendered Shares and the certificate evidencing Shares not tendered or not purchased are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal, the certificate(s) must be endorsed and signatures guaranteed.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

     To be completed ONLY if the check for the purchase price of Shares and share certificates evidencing Shares not tendered or not purchased are to be issued in the name of someone other than the registered holder.

Issue Check and Share Certificate(s) to:

Name:
(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number) (See Substitute Form W-9 below)

Account
Number:

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

      To be completed ONLY if the check for the purchase price of Shares purchased and share certificates evidencing Shares not tendered or not purchased are to be mailed to someone other than the registered holder, or the registered holder at an address other than that shown under “Name(s) and Address of Registered Holder(s)”.

Mail Check and Share Certificate(s) to:

Name:
(Please Print)

Address:

(Zip Code)

(Tax Identification or Social Security Number) (See Substitute Form W-9 below)

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS

PAYOR’S NAME: American Stock Transfer & Trust Company, as U.S. Depository

Payee’s Name:

Payee’s Business Name (if different from above):

Payee’s Address:

Mark Appropriate Box:	☐ Limited Liability Company	☐ Individual/Sole Proprietor	☐ Corporation	☐ Partnership	☐ Other
Enter appropriate tax classification
___ disregarded entity
___ corporation
___ partnership
	SUBSTITUTE Form W-9	Part I – PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN: ______________________ ______________________ Social Security Number or Employer Identification Number

Department of the Treasury Internal Revenue Service

Part II – FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING, write “Exempt” here and sign and date below (see the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein)

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification

Part III – Certification – Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and

(2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)  I am a U.S. person (including a U.S. resident alien).

Certification Instructions – You must cross out item (2) of Part III above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see the instructions in the enclosed Guidelines.)

		SIGNATURE: __________________________	DATE: ____________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN UNITED STATES BACKUP WITHHOLDING OF ANY PAYMENT MADE TO YOU WITH RESPECT TO ORDINARY SHARES TENDERED. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER OF SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number by the time of payment or within 60 days thereafter, a portion of such payment will be withheld.

Signature: _____________________________________	Date: _________________________

Form W-8BEN	Certificate of Foreign Status of Beneficial Owner
(Rev. February 2006)	for United States Tax Withholding

OMB No. 1545-1621

Department of the Treasury Internal	Section references are to the Internal Revenue Code. ▶ See separate instructions.
Revenue Service	Give this form to the withholding agent or payer. Do not send to the IRS.

Instead, use Form:
—	A U.S. citizen or other U.S. person, including a resident alien individual	W-9
—	A person claiming that income is effectively connected with the conduct of a trade or business in the United States	W-8ECI
—	A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W8ECI or W-8IMY
—	A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)	W-8ECI or W-8EXP
Note:	These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
—	A person acting as an intermediary	W-8IMY
Note:	See instructions for additional exceptions.

Part 1	Identification of Beneficial Owner (See instructions.)
1	Name of individual or organization that is the beneficial owner	2	Country of incorporation or organization

3	Type of beneficial owner:	☐ Individual	☐ Corporation	☐ Disregarded entity	☐ Partnership	☐ Simple trust

	☐ Grantor trust	☐ Complex trust	☐ Estate	☐ Government	☐ International organization

	☐ Center bank of issue	☐ Tax-exempt organization	☐ Private foundation
4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
5	Mailing address (if different from above)
City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
6	U.S. taxpayer identification number, if required (see instructions)	7	Foreign tax identifying number, if any (optional)
☐ SSN or ITIN ☐ EIN
8	Reference number(s) (see instructions)
Part 11	Claim of Tax Treaty Benefits (if applicable)
9	I certify that (check all that apply):
a	☐	The beneficial owner is a resident of _________ within the meaning of the income tax treaty between the United States and that country.
b	☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions)
c	☐	The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).
d	☐	The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).
e	☐	The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.
10	Special rates and conditions (if applicable – see instructions): The beneficial owner is claiming the provisions of Article ______ of the treaty identified on line 9a above to claim a ______% rate of withholding on (specify type of income):
Explain the reasons the beneficial owner meets the terms of the treaty article:

Part 111	Notional Principal Contracts
11	☐	I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.
Part 1V	Certification
Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:
1	I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
2	The beneficial owner is not a U.S. person,
3	The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner's share of a partnership's effectively connected income, and
4	For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions. Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

SIGN HERE ▶	—————————————————	————————————	————————————
Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL

Forming Part of the Terms and Conditions of the Offer

        1. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”) unless (i) this Letter of Transmittal is signed by the registered holder(s) of Ordinary Shares (which term, for purposes of this document, shall include any participant in The Depository Trust Company whose name appears on a security position listing as the owner of Shares) tendered hereby and such holder(s) has (have) not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the reverse hereof or (ii) such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

        2. Delivery of Letter of Transmittal and Share Certificates. This Letter of Transmittal is to be used (i) if certificates are to be forwarded with it, or (ii) unless an agent’s message (as defined below) is utilized, if tenders are to be made pursuant to the procedures for tenders by book-entry transfer pursuant to the procedure set forth in Section 3 of the Offer to Purchase. Certificates evidencing all physically tendered Shares, or a confirmation of a book-entry transfer into the U.S. Depositary’s account at The Depository Trust Company of all Shares delivered by book-entry transfer, as well as a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry transfer, an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the U.S. Depositary at one of its addresses set forth below prior to 12:00 a.m., New York time, or 7:00 a.m., Israel time, on the Completion Date (as defined in Section 1 of the Offer to Purchase), as applicable. If certificates are forwarded to the U.S. Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.

        Shareholders whose certificates are not immediately available, who cannot deliver their certificates and all other required documents to the U.S. Depositary prior to the Completion Date, or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, will not be able to tender their Shares pursuant to guaranteed delivery procedure.

        The method of delivery of this Letter of Transmittal, share certificates and all other required documents, including delivery through the Depository Trust Company, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the U.S. Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Purchaser, in its sole discretion. The Purchaser reserves the absolute right to reject any or all tenders that it determines not to be in proper form or the acceptance for payment of which may be unlawful. A tender of Shares will not have been made until all defects and irregularities have been cured or waived. None of the Purchaser, the Depositaries, the Information Agent, Purchaser’s legal counsel or any other person will be under any duty to give notification of any defects or irregularities in tenders of Shares or incur any liability for failure to give any notification.

        No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. By execution of this Letter of Transmittal (or a manually signed facsimile hereof), all tendering shareholders waive any right to receive any notice of the acceptance of their Shares for payment.

        If any share certificate has been lost, destroyed or stolen, the shareholder should promptly notify the U.S. Depositary. The shareholder then will be instructed as to the steps that must be taken in order to replace the share certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed share certificates have been followed.

        3. Inadequate Space. If the space provided on the reverse hereof under “Description of Ordinary Shares Tendered” is inadequate, the share certificate numbers, the number of Shares evidenced by such share certificates and the number of Shares tendered should be listed on a separate signed schedule and attached hereto.

        4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer). If fewer than all Shares evidenced by any certificate delivered to the U.S. Depositary with this Letter of Transmittal are to be tendered, fill in the number of Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In such cases, new certificate(s) evidencing the remainder of Shares that were evidenced by the certificates delivered to the U.S. Depositary with this Letter of Transmittal will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions” on the reverse of this Letter of Transmittal, as soon as practicable after the Completion Date, or the termination of the Offer. All Shares evidenced by certificates delivered to the U.S. Depositary will be deemed to have been tendered unless otherwise indicated.

        5. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing the tendered Shares without alteration, enlargement or any other change whatsoever.

        If any tendered Shares are held of record by two or more persons, all of those named persons must sign this Letter of Transmittal. If any tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of those tendered Shares.

        If this Letter of Transmittal is signed by the registered holder(s) of tendered Shares, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or certificates evidencing Shares not tendered or not accepted for payment are to be issued in the name of, a person other than the registered holder(s). If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) evidencing Shares tendered, the tendered certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signatures on the certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of tendered Shares, the certificate(s) evidencing tendered Shares must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Purchaser of that person’s authority so to act must be submitted.

        6. Share Transfer Taxes. The amount of any share transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer will be deducted from the purchase price of the tendered Shares purchased, unless evidence satisfactory to the Purchaser of the payment of the taxes, or that the transfer is not subject to tax, is submitted. The Purchaser will only be liable for share transfer taxes with respect to the sale and transfer of any Shares if such taxes are expressly imposed by applicable law on the Purchaser.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the share certificates evidencing Shares tendered hereby.

        7. Special Payment and Delivery Instructions. If a check for the purchase price of any tendered Shares is to be issued in the name of, and/or certificate(s) evidencing Shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, a person other than the person(s) signing this Letter of Transmittal or if a check or any such certificate is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled “Name(s) and Address of Registered Holder(s)” on the reverse of this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

        8. Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, the IRS Form W-8 included herein (or other appropriate IRS Form W-8), the Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”), and other documents related to the Offer may be obtained from the Information Agent.

        9. Substitute Form W-9, IRS Form W-8. Each holder surrendering certificates for payment is required to provide the U.S. Depositary with a correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 (provided herein) and certify under penalties of perjury that such number is correct and indicate whether such holder is subject to backup withholding as provided in the certification instructions in the form. Each holder must date and sign the Substitute W-9 in the spaces indicated. Failure to provide the information on the form may subject the holder to federal income tax withholding on the purchase price and a $50 penalty imposed by the Internal Revenue Service. The box at the end of the Substitute Form W-9 may be signed and dated if the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box is signed and dated, the U.S. Depositary will withhold 28% of all reportable payments that the holder is otherwise entitled to receive until a TIN is provided to the U.S. Depositary. If the holder provides a properly certified TIN within 60 days, the U.S. Depositary will refund the withheld taxes upon the holder’s request. Each holder who is not a U.S. Holder (as defined in Section 5 of the Offer to Purchase) must submit a properly completed and executed IRS Form W-8BEN (or other applicable Form W-8) in order to be exempt from the federal income tax backup withholding on (or to obtain a reduced or zero rate of withholding under an applicable income tax treaty with respect to) payments for the Shares. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a non-U.S. Holder must deliver to the U.S. Depositary before the payment is made a properly completed and executed IRS Form W-8ECI claiming such exemption. Such forms can be obtained from the Information Agent and the U.S. Depositary. Shareholders that are not U.S. Holders are urged to consult their tax advisor regarding the appropriate IRS Form W-8 in light of their particular circumstances.

        10. Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”). Each holder surrendering certificates for payment is required to complete the Declaration Form included in this letter. Such holder shall be eligible for an exemption from Israeli withholding tax, as described in Section 2 and Section 5 of the Offer to Purchase. See also “Important Tax Information” below and the instructions to the Declaration Form. Each holder must date and sign the Declaration Form in the spaces indicated. Failure to deliver the form or any information on the form may subject the holder to Israeli income tax withholding on the purchase price.

IMPORTANT TAX INFORMATION

United States

        Under U.S. federal income tax law, a shareholder whose tendered Shares are accepted for payment is generally required to provide the U.S. Depositary (as payer) with the shareholder’s correct TIN on Substitute Form W-9. If a shareholder is an individual, the TIN generally is the shareholder’s social security number. If the U.S. Depositary is not provided with the correct TIN, the shareholder may be subject to a penalty imposed by the Internal Revenue Service and payments that are made to the shareholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding of 28%. In addition, if a shareholder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a penalty may also be imposed by the Internal Revenue Service.

        Many shareholders (including, among others, corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that individual must submit a statement on the attached IRS Form W-8BEN (or other appropriate IRS Form W-8), signed under penalties of perjury, attesting to that individual’s exempt status. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and the enclosed “Guidelines for Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding on Form W-8” for additional instructions. A tax advisor should be consulted as to a shareholder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption, including the appropriate IRS Form W-8 in light of such shareholder’s circumstances.

        If backup withholding applies, the U.S. Depositary is required to withhold 28% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained if the required information is furnished to the Internal Revenue Service.

        Purpose of Substitute Form W-9. To prevent backup withholding on payments that are made to a shareholder with respect to Shares purchased in the Offer, each shareholder (other than a foreign individual) is required to notify the U.S. Depositary of such shareholder’s correct TIN by completing the Substitute Form W-9 certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN), and (b)(i) that shareholder has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding.

        What Number to Give the U.S. Depositary. Each shareholder (other than a foreign individual) is required to give the U.S. Depositary the TIN (e.g., social security number or employer identification number) of the record holder of tendered Shares. If Shares are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. If the holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the box at the end of the Substitute W-9 should be signed and dated. If the box at the end of the Substitute W-9 is signed and dated, the U.S. Depositary will withhold 28% of all reportable payments that the holder is otherwise entitled to receive until a TIN is provided to the U.S. Depositary. If the holder provides a properly certified TIN within 60 days, the U.S. Depositary will refund the withheld taxes upon the holder’s request.

Israel

        The gross proceeds payable to a tendering shareholder in the Offer will generally be subject to Israeli withholding tax at the rate of 20% (for individuals) and 25% (for corporations) of the shareholder’s gain on such sale. A tax determination was obtained from the Israeli Tax Authority (the “ITA”) with respect to the withholding tax rates applicable to shareholders as a result of the purchase of Shares in the Offer. The tax determination provides, among other things, that:

        (1) payments to be made to tendering shareholders who acquired their Retalix shares on or after Retalix’s initial public offering on the TASE on November 7, 1994 and who certify that they are non-Israeli residents for purposes of the Ordinance and are not “5% shareholders” (as defined below), will not be subject to Israeli withholding tax;

        (2) payments to be made to eligible Israeli brokers or Israeli financial institutions on behalf of a tendering shareholder will not be subject to Israeli withholding tax, and the relevant Israeli broker or Israeli financial institution will withhold Israeli tax, if any, as required by Israeli law; and

        (3) payments to be made to tendering shareholders who are not described in clauses (1) and (2) above will be subject to Israeli withholding tax at the fixed rate of 20% for individuals and 25% for entities of the gross proceeds payable to them pursuant to the offer.

        Notwithstanding the foregoing, should any tendering shareholder present us with a valid certificate of exemption or tax determination from the ITA applying withholding tax at a lesser rate than that described above or otherwise granting a specific exemption from Israeli withholding tax, we will act in accordance with such certificate or determination.

        For the purposes of ITA tax determination mentioned above, a “5% shareholder” means a holder of Shares who holds or is entitled to purchase, directly or indirectly, alone or together with a relative thereof, one of the following:

(i)	At least 5% of the issued and outstanding share capital of Retalix.

(ii)	At least 5% of the voting rights of Retalix.

(iii)	The right to receive at least 5% of Retalix’s profits or its assets upon liquidation.

(iv)	The right to appoint a manager/director.

        A “relative” of a person is defined as the spouse, brother, sister, parents, grandparents, descendants and the descendants of the spouse of such person, and the spouse of any of the foregoing.

        Pursuant to the ITA tax determination, Israeli taxes will be withheld at a fixed rate of 20% for individuals and 25% for entities of the gross proceeds payable to tendering shareholders who are “5% shareholders”, even if they are NON-Israeli residents for purposes of the Ordinance and acquired their Retalix shares on or after Retalix’s initial public offering. Such shareholders may approach the ITA to settle the actual amount of their tax liability.

        The Israeli withholding tax is not an additional tax. Rather, the Israeli income tax liability of shareholders subject to Israeli withholding will be reduced by the amount of Israeli tax withheld. If Israeli withholding tax results in an overpayment of Israeli taxes, the holder may apply to the ITA in order to obtain a refund. However, the Purchaser cannot assure you whether and when the ITA will grant such refund.

        Purpose of Declaration Form. To determine the withholding of Israeli income tax, if any, on payments that are made to a shareholder with respect to Shares purchased in the Offer, each shareholder is required to deliver to the U.S. Depositary a duly completed and signed Declaration Form included in this letter below. The Declaration Form should be completed by all holders of Shares, other than holders that are “5% shareholders” (as defined above). Failure to provide the Declaration Form or any information on the Declaration Form may subject the holder to Israeli income tax withholding on the purchase price.

        The foregoing description of certain tax withholding is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase. In this respect, you are urged to read Section 2 and Section 5 of the Offer to Purchase.

(Declaration Form Immediately Follows)

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES
Do not send this form to the IRS. See separate instructions on the back cover of this form.
Read this form together with the Offer to Purchase and Letter of Transmittal accompanying this form.

PAYER’S NAME: American Stock Transfer & Trust Company, as U.S. Depositary

Who may use this form and why?

Holders of Shares who wish to tender their Shares pursuant to the Offer to Purchase and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”) may use this form if they tender their Shares in the Offer to the U.S. Depositary and they are either:

—	Non-Israeli Residents: If (i) you certify that you are NOT a “resident of Israel” (as defined under Section 1 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance “) (See Instruction II)) for purposes of the Ordinance, and (ii) you are not a “5% shareholder” (see Instruction IV), and (iii) you acquired your shares on or after Retalix’s initial public offering on the TASE on November 7, 1994; then you may be eligible for a full exemption from Israeli withholding tax with respect to the gross proceeds payable to you (if any) pursuant to the Offer. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the U.S. Depositary, your broker or any other withholding agent, or their authorized representatives to exempt you from such Israeli withholding tax; or

—	A Bank, Broker or Financial Institution Resident in Israel: If you are a bank, broker or financial institution resident in Israel that (1) is holding the Shares solely on behalf of beneficial shareholder(s) (so-called “street name” holders), and (2) is subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by you to your beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer (an“Eligible Israeli Broker”), you may be eligible for a full exemption from Israeli withholding tax with respect to the cash payment transmitted to you. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the U.S. Depositary, your broker or withholding agent, or their authorized representatives, to exempt you from such Israeli withholding tax. Consequently, even though the U.S. Depositary will not deduct any Israeli withholding tax from you, pursuant to the provisions of the Ordinance and regulations promulgated thereunder, to which you are subject, you may be required to withhold Israeli tax, as applicable, from the cash payment (if any) made by you to your beneficial shareholder(s). NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF HIS CLIENTS, THE BENEFICIAL SHAREHOLDERS; or

—	Israeli Residents: If (i) you certify that you ARE a “resident of Israel”(as defined under Section 1 of the Ordinance) (See Instruction II)) for purposes of the Ordinance, and (ii) you are not a “5% shareholder” (see Instruction IV), and (iii) you acquired your shares on or after Retalix’s initial public offering on the TASE on November 7, 1994; then you may be subject to Israeli withholding tax at the fixed rate of 20% for individuals and 25% for entities of the gross proceeds payable to you (if any) pursuant to the Offer. You may present us with a valid certificate of exemption or tax determination from the ITA applying withholding tax at a lesser rate than that described above or otherwise granting a specific exemption from Israeli withholding tax. By completing this form and providing the exemption or tax determination in a manner that would substantiate your eligibility for such full or partial exemption, you will allow the Purchaser, the U.S. Depositary, your broker or any other withholding agent, or their authorized representatives to fully or partially exempt you from such Israeli withholding tax.

THIS FORM IS NOT INTENDED FOR YOUR USE IF YOU ARE A “5% SHAREHOLDER” (see Instruction IV).

PLEASE NOTE THAT IF YOU PROVIDE A DECLARATION FORM, YOU ALSO CONSENT TO THE PROVISION OF YOUR DECLARATION FORM TO THE PURCHASER AND/OR THE U.S. DEPOSITARY AND TO THE ISRAELI TAX AUTHORITY (THE “ITA”), IN CASE THE ITA SO REQUESTS, FOR PURPOSES OF AUDIT OR OTHERWISE.

To whom should you deliver this form?

If you wish to submit this form and (1) you hold your Shares directly, i.e., you are a registered holder, complete and sign this form and mail or deliver it to the U.S. Depositary (together with the Letter of Transmittal by which you tender your Shares) at one of its addresses set forth below, or (2) you hold your Shares through a broker, dealer, commercial bank, financial institution, trust company or other nominee (a “Broker”), complete and sign this form and mail or deliver it (together with the instruction letter by which you tender your Shares) to such Broker.

Until when should I deliver this form?

As described above, this form should be delivered together with the Letter of Transmittal or instruction letter by which you tender your Shares prior to 12:00 a.m., New York time, or 7:00 a.m., Israel time, on the Completion Date (as defined in Section 1 of the Offer to Purchase).

You are urged to consult your own tax advisors to determine the particular tax consequences to you should you tender your Shares in the Offer, including, without limitation, the effect of any state, local or foreign income and any other tax laws and whether or not you should use this form.

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

Pursuant to the tax determination from the Israeli Tax Authority granted to Alpha regarding Israeli withholding tax requirements in connection with their Offer to Purchase, each such shareholder is required to complete and execute the declaration set forth below in order to determine withholding tax requirements as described in such tax determination.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)
1. Name	2. Type of Shareholder (more than one box may be applicable):
(please print full name)	☐	Individual
☐	Corporation (or Limited	☐	Bank
	Liability Company)	☐	Broker
☐	Trust	☐	Financial Institution
☐	Partnership
☐	Other: __________
3. For individuals only:	4. For all other Shareholders:
Date of birth: _____/_____/______ month/ day / year	Country of incorporation or organization:
Country of residence:	Registration number of corporation (if applicable):
Country of citizenship:
Taxpayer Identification or Social Security No. (For US citizens): Passport/ID No. (For non-US citizens):	Country of residence:
5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):
6. Mailing Address (if different from above):	7. Telephone Number (country code, area code and number):
8. I hold the Shares of Retalix (mark X in the appropriate place):

 ☐ directly, as a Registered Holder

☐ through a Broker. If you marked this box, please state the name of your Broker: _________________
PART II	Declaration by Non-Israeli Residents (see instructions)	▶	Israeli Residents and Eligible Israeli Brokers should NOT complete this Part II
A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following box)
A.1	☐	I am NOT a "resident of Israel", which means that ALL of the following statements are correct:
—	The State of Israel is neither my permanent place of residence,
—	The State of Israel is neither my place of residence nor my family's place of residence,
—	I am the beneficial owner of the income,
—	My ordinary or permanent place of activity is NOT in the State of Israel and I do NOT have a permanent establishment in the State of Israel,
—	I do NOT engage in an occupation in the State of Israel,
—	I do NOT own a business or part of a business in the State of Israel,
—	I am NOT insured by the National Insurance Institution,
—	I did NOT stay (nor am I intending to stay) in Israel for 183 days or more during this year,
—	I did NOT stay (nor am I intending to stay) in Israel for 30 days or more during this year, and my total stay in Israel this year and in the two preceding years will not reach 425 days; and
A.2	☐	I acquired the Shares on or after the initial public offering of Retalix on the Tel Aviv Stock Exchange (i.e., November 7, 1994).

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following box)
B.1	☐	The corporation is NOT a "resident of Israel", which means that ALL of the following statements are correct:
	—	The corporation is NOT registered/incorporated with the Registrar of Companies in Israel,
	—	The corporation is NOT registered with the Registrar of "Amutot" (non-profit organizations) in Israel,
	—	The control of the corporation is NOT in Israel,
	—	The management of the corporation is NOT in Israel,
	—	The corporation does NOT have a permanent enterprise in Israel and the corporation does NOT have a permanent establishment in Israel, and
	—	No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0% or more of any "means of control" specified below:
š	The right to participate in profits;
š	The right to appoint a director;
š	The right to vote;
š	The right to share in the assets of an entity at the time of its liquidation,
š	The right to direct the manner of exercising one of the rights specified above; and
B.2	☐	The corporation acquired the Shares on or after the initial public offering of Retalix on the Tel Aviv Stock Exchange (i.e., 1994).
C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following box)
C.1	☐	The partnership is NOT an Israeli resident which means that ALL of the following statements are correct:
	—	The partnership is NOT registered with the Registrar of Partnerships in Israel,
	—	The control of the partnership is NOT in Israel,
	—	The management of the partnership is NOT in Israel,
	—	The partnership does NOT have a permanent enterprise in Israel and the corporation does NOT have a permanent establishment in Israel,
	—	NO Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0% or more of the rights in the partnership, and
	—	NO partner in the partnership is an Israeli resident; and
C.2	☐	The partnership acquired the Shares on or after the initial public offering of Retalix on the Tel Aviv Stock Exchange (i.e., November 7, 1994).
D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following box)
D.1	☐	The trust is NOT an Israeli resident which means that ALL of the following statements are correct:
	—	The trust is NOT registered in Israel,
	—	The creator of the trust is NOT an Israeli resident,
	—	The beneficiaries of the trust are NOT Israeli residents, and
	—	The trustee of the trust is NOT an Israeli resident; and
D.2	☐	The trust acquired the Shares on or after the initial public offering of Retalix on the Tel Aviv Stock Exchange (i.e., November 7, 1994).

PART III	Declaration by Israeli Residents	▶	Non-Israeli Residents and Eligible Israeli Brokers should NOT complete this Part III if they completed Part II or Part IV (respectively)
I hereby declare that: (if correct, mark X in the following box)
☐	I AM a resident of the State of Israel.
I hereby enclose one of the following documents: (if enclosed, mark X in the following box)
☐	a valid Certificate of Exemption from the Israeli Tax Authorities relating to "capital market transactions".
☐	a valid tax determination from the Israeli Tax Authorities relating to withholding taxes from my consideration.
PART IV	Declaration by Israeli Bank, Broker or Financial Institution (see instructions)	▶	Non-Israeli Residents should not complete this Part IV
I hereby declare that: (if correct, mark X in the following box)
☐	I am a bank, broker or financial institution that is a "resident of Israel" within the meaning of that term in Section 1 of the Ordinance, I am holding the Shares solely on behalf of beneficial shareholder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer.
PART V	Certification.
By signing this form, you also declare that:
—	Your statements herein are full and correct and that you understand that Alpha and any person or third party on their behalf will rely on these statements in calculation of your tax liability.
—	You understood this form and completed it accurately and pursuant to the instructions.
—	You provided accurate, full and complete details in this form.
—	You are aware that an omission or providing incorrect details in this form constitutes an offence under the Ordinance.
—	You are aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.
—	You understand that the instructions to this form constitute an integral part thereof.
—	You DO NOT HOLD, directly or indirectly, alone or together with a relative thereof (see Instruction IV), one of the following (A) 5% or more of the issued and outstanding share capital (i.e., 1,102,010 or more Retalix shares, assuming the issuance of the initial number of purchased shares in the private placement); (B) 5% or more of the voting rights; (C) the right to receive 5% or more of the company's profit or its assets upon liquidation; or (D) the right to appoint a director/manager to the Company. IF YOU DO HOLD, directly or indirectly, alone or together with a relative thereof (see Instruction IV), ANY OF THE ABOVE, YOU SHOULD NOT COMPLETE THIS DECLARATION.

SIGN HERE ▶	—————————————————	————————————	————————————
Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

INSTRUCTIONS
Forming Part of the Declaration of Status for Israeli Income Tax Purposes

I.     General Instructions. This Declaration Form (Declaration of Status for Israeli Income Tax Purposes), or this Form, should be completed by holders of Shares who wish to tender their Shares pursuant to the Offer, and who are either:

        (i) Non-Israeli Residents: (1) NOT “residents of Israel” for purposes of the Ordinance (See Instruction II below), and if the holder of Shares is a corporation then Israeli residents are NOT “controlling shareholders” of such corporation within the meaning of Section 68A of the Ordinance (See Instruction III below), and Israeli residents are NOT the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such corporation, whether directly or indirectly; and (2) NOT a “5% shareholder” (see Instruction IV), and (3) DID acquire the Shares tendered on or after Retalix’s initial public offering on the TASE on November 7, 1994, or

        (ii) A Bank, Broker or Financial Institution Resident in Israel: a bank, broker or financial institution that are “residents of Israel” within the meaning of that term in Section 1 of the Ordinance, that (1) is holding Shares solely on behalf of beneficial shareholder(s) (so-called “street name” holders), and (2) is subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by them to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer (an “Eligible Israeli Broker”). NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF HIS CLIENTS, THE BENEFICIAL SHAREHOLDERS; or

        (iii) Israeli Residents: (1) a “resident of Israel” (as defined under Section 1 of the Ordinance) (See Instruction II)) for purposes of the Ordinance, and (2) NOT a “5% shareholder” (see Instruction IV), and (3) DID acquire the Shares tendered on or after Retalix’s initial public offering on the TASE on November 7, 1994.

THIS FORM IS NOT INTENDED FOR YOUR USE IF YOU ARE A “5% SHAREHOLDER” (see Instruction IV).

        Part I (Identification and details of Shareholder, including Eligible Israeli Broker). You should complete Item 1, 2 and 5 through 8 and either (i) Item 3, if you are an individual, or (ii) Item 4, if you are a corporation (or limited liability company), trust, partnership, bank, broker, financial institution or other entity.

        Part II (Declaration by Non-Israeli Residents). If you are NOT an Israeli resident, not a “5% shareholder” (see Instruction IV), and acquired the Shares tendered on or after Retalix’s initial public offering on the TASE on November 7, 1994, you should complete either Section A (for Individuals), Section B (for Corporations), Section C (for Partnerships) or Section D (for Trusts). If you do not mark a box you will be deemed to answer that the corresponding item is not correct with respect to you.

        Part III (Declaration by Israeli Residents). If you ARE an Israeli resident, not a “5% shareholder” (see Instruction IV), and acquired the Shares tendered on or after Retalix’s initial public offering on the TASE on November 7, 1994, you should mark the first box. If you wish to provide a valid Certificate of Exemption or a Tax Determination from the Israeli Tax Authorities the second or third boxes in Part III should be marked, as applicable, and the relevant documents should be enclosed. Eligible Israeli Broker should not fill Part III.

        Part IV (Declaration by Israeli Bank, Broker or Financial Institution). If you are an Eligible Israeli Broker, you should mark the box in this Part.

        Part V (Certification) and Signature Block. By signing this Form, you also make the statements in Part V.

        Inadequate Space. If the space provided on this Form is inadequate, you should insert such details on a separate signed schedule and attached to this Form.

        Determination of Validity. All questions as to the validity, form or eligibility (including time of receipt) of this Form will be, subject to applicable law, determined by the Purchaser, in its sole discretion. None of the Purchaser, the U.S. Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any Form or incur any liability for failure to give any such notification. For more details, see Section 5 of the Offer to Purchase.

        Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth on the back cover. Additional copies of this Form may be obtained from the Information Agent.

        The method of delivery of this Form is at your option and risk, and the delivery will be deemed made only when actually received by your Broker or the U.S. Depositary. If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent Forms will be accepted.

II.     Definition of Resident of Israel for Israeli Tax Purposes

        Section 1 of the Ordinance defines a “resident of Israel” or a “resident” as follows:

        “(A) with respect to an individual – a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1) in order to determine the center of vital interests of an individual, account will be taken of the individual’s family, economic and social connections, including, among others:

(a) place of permanent home;

(b) place of residential dwelling of the individual and the individual’s immediate family;

(c) place of the individual’s regular or permanent occupation or the place of his permanent employment;

(d) place of the individual’s active and substantial economic interests;

(e) place of the individual’s activities in organizations, associations and other institutions;

(2) the center of vital interests of an individual will be presumed to be in Israel:

(a) if the individual was present in Israel for 183 days or more in the tax year;

(b) if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, “day” includes a part of a day.

(3) the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(4)...;

        (B) with respect to a body of persons – a body of persons which meets one of the following:

(1) it was incorporated in Israel;

(2) the “control and management” of its business is exercised in Israel.”

The above is an un-official English translation of the Ordinance in the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.

III.     Definition of Controlling Shareholder for Purposes of Section 68A of the Ordinance

        Section 68A of the Ordinance defines “controlling shareholders” as follows:

        “Controlling shareholders” – shareholders that hold, directly or indirectly, alone, together with another, or together with another Israeli resident, one or more of the “means of control” at a rate exceeding 25.0%.”

        Section 88 of the Ordinance defines the terms “means of control”, “together with another” and “relative” as follows:

        “Means of control” – in a body of persons – each of the following:

        (1) the right to profits;

        (2) the right to appoint a director or a chief executive officer in the corporation, or equivalent position holders in other body of persons;

        (3) a voting right in the general meeting of a corporation, or in an equivalent organ in other body of persons;

        (4) the right to a portion of the remainder of the assets after settlement of liabilities, upon wind-up;

        (5) the right to instruct any person holding the rights listed in clauses (1) to (4) on the manner in which such person’s right shall be executed;

        and all, whether by virtue of shares, rights to shares or other rights, or in any other manner, including by way of voting agreements or through a trust.”

        “Together with another” – together with a “relative”, and together with he who is not a “relative” and they are cooperating on a permanent basis under an agreement regarding material issues of a corporation, directly or indirectly;"

        “Relative” of a person is any of the following:

        (1) the spouse, brother, sister, parents, grandparents, descendants and the descendants of the spouse of such person, and the spouse of any of the foregoing;

        (2) a descendant of a brother or sister, and a brother or sister of a parent;

        (3) a body of persons held by a person or a relative thereof, a holder of such person and a body of persons held by the holder of such person; for the of this definition, “holding” – directly or indirectly, alone or together with another, of at least 25% of one or more of any type of “means of control”;

        (4) a trustee within the meaning the of Section 75C of the Ordinance, with respect to the settlor of an Israeli resident trust or a revocable trust and a trustee with respect to the beneficiary of a non Israeli resident trust or a trust by will.

The above is an un-official English translation of the Ordinance in the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.

IV.     Definition of “5% Shareholder” for Purposes of the Ordinance

        A “5% shareholder” means a holder of Shares who holds or is entitled to purchase, directly or indirectly, alone or together with a “relative” thereof, one of the following:

(i)	At least 5% of the issued and outstanding share capital;

(ii)	At least 5% of the voting rights of the company;

(iii)	The right to receive at least 5% of the company’s profits or its assets upon liquidation;

(iv)	The right to appoint a manager/director.

        A “relative” of a person means the spouse, brother, sister, parents, grandparents, descendants and the descendants of the spouse of such person, and the spouse of any of the foregoing.

The above is an un-official English translation of the Ordinance in the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.

        This Letter of Transmittal and certificates and any other required documents should be sent or delivered by each shareholder or that shareholder’s broker, dealer, commercial bank, trust company or other nominee to the U.S. Depositary at one of its addresses set forth below.

The U.S. Depositary for the Offer is:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Attn: Reorganization Department
Attn: Reorganization Department	59 Maiden Lane
6201 15th Avenue	Concourse Level
Brooklyn, NY 11219	New York, NY 10038

The Israeli Depository for the Offer is:

CLAL FINANCE BATUCHA INVESTMENT MANAGEMENT LTD.

By Hand or Overnight Courier:	By Facsimile Transmission:	By Mail:

Clal Finance Batucha Investment	(972) 3-5653533
Management Ltd.		Clal Finance Batucha Investment Management Ltd.
37 Menahem Begin Road,	Confirm by Telephone:	37 Menahem Begin Road,
Tel Aviv 65220, Israel	(972) 3-5653529	Tel Aviv 65220, Israel

        Questions or requests for assistance may be directed to the Information Agent at its respective address and telephone numbers listed below. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the Offer is:

105 Madison Avenue New York, New York 10016 (212) 929-5500 (Call Collect) or Call Toll-Free (800) 322-2885 Email: tenderoffer@mackenziepartners.com

Our Israeli legal counsel is:

Meitar Liquornik Geva & Leshem Brandwein 16 Abba Hillel Silver Road Ramat Gan 52506, Israel Tel: (972) 3-6103100 Fax: (972) 3-6103111 Attn: Dan Geva, Adv.; Shira Azran, Adv.